Exhibit 99.1

  Eagle Bancorp Announces Quarterly Earnings and Declares Quarterly
                             Cash Dividend

    HELENA, Mont.--(BUSINESS WIRE)--Oct. 21, 2004--Eagle Bancorp ("Eagle") (OTCBB:EBMT), the stock holding company of American Federal Savings Bank (the "Bank"), reported net income of $358,000, or $0.31 per share ($0.30 per share diluted), for the three months ended September 30, 2004, and declared a cash dividend of $0.18 per share. These earnings represent a decrease of 53.4% compared to $769,000 for the quarter ended September 30, 2003.
    Eagle's Board of Directors declared a quarterly cash dividend of $0.18 per share for the first quarter of Eagle's fiscal year. The dividend is payable November 19, 2004 to shareholders of record at the close of business on November 5, 2004.
    The decrease in net income for the first quarter was the result of a decrease in noninterest income of $915,000, offset by an increase in net interest income of $190,000 and a decrease in noninterest expense of $100,000. Eagle's tax provision was $214,000 lower in the current quarter. Noninterest income decreased due to the decline in net gain on sale of loans (due to the slow down in mortgage refinance activity) and to the lower valuation of Eagle's servicing rights. This quarter, the value of Eagle's servicing rights declined by $59,000, compared to the same quarter last year, in which the value increased $366,000. The value of servicing fluctuates depending on the movement of interest rates and the relationship between interest rates and an assumed rate of early repayment of loans. Generally repayment rates are assumed to increase in a declining rate environment and decrease when rates rise. Eagle's annualized return on assets was 0.70% and its annualized return on equity was 5.91% for the quarter, compared with 1.49% and 13.03%, respectively, for the same quarter in 2003.
    Total interest and dividend income decreased $93,000 to $2,207,000 for the quarter ended September 30, 2004 from $2,300,000 for the quarter ended September 30, 2003. This was due primarily to a decrease in interest and fees on loans of $209,000 which was partially offset by an increase in interest on securities available-for-sale of $136,000. Total interest expense decreased $283,000 to $639,000 for the quarter ended September 30, 2004 from $922,000 for the quarter ended September 30, 2003. Interest expense on deposits decreased $198,000 and interest expense on advances decreased $85,000.
    Total assets increased by $2.3 million, or 1.1%, to $205.3 million at September 30, 2004 from $203.0 million at June 30, 2004. Interest-bearing deposits with banks increased $5.3 million to $6.1 million at September 30, 2004. Loans receivable increased $1.4 million, or 1.5%, to $93.9 million from $92.5 million. Investment securities available-for-sale decreased $3.0 million, or 3.4%, to $85.5 million from $88.5 million. Deposits increased $2.9 million, or 1.7%, to $173.0 million at September 30, 2004 from $170.1 million at June 30, 2004. Total stockholders' equity increased $0.5 million, or 2.1%, to $24.5 million at September 30, 2004 from $24.0 million at June 30, 2004, as a result of the net income for the period of $358,000, an increase in treasury stock acquired at a cost of $716,000 and a decrease in accumulated other comprehensive loss of $866,000 mainly due to a reduction in net unrealized loss on securities available-for-sale.
    American Federal Savings Bank was formed in 1922 and is headquartered in Helena, Montana. It has additional branches in Butte, Bozeman and Townsend. Eagle's common stock trades on the OTC Bulletin Board under the symbol "EBMT." Eagle is a subsidiary of Eagle Financial MHC, a federal mutual holding company formed in 2000, which owns approximately 53% of Eagle Bancorp's common stock.
    This release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Eagle intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions.

    Financial highlights for Eagle Bancorp follow.


                     EAGLE BANCORP AND SUBSIDIARY
                            (consolidated)

                                 September 30,  June 30,
                                    2004         2004
                                 (Unaudited)   (Audited)
ASSETS
Cash and due from banks           3,471,837     3,587,145
Interest-bearing deposits
 with banks                       6,077,903       759,621
Investment securities
 available-for-sale,
  at market value                85,541,147    88,547,458
Investment securities held-
 to-maturity, at cost             1,399,017     1,565,692
Federal Home Loan Bank
 stock, at cost                   1,589,700     1,672,200
Mortgage loans held-for-sale        888,042     1,436,747
Loans receivable, net of
 deferred loan fee and
  allowance for loan losses      93,903,742    92,456,589
Accrued interest and
 dividends receivable             1,083,937     1,079,815
Mortgage servicing rights, net    1,905,709     2,003,258
Property and equipment, net       6,535,836     6,557,883
Cash surrender value of
 life insurance                   2,497,306     2,476,842
Real estate acquired in
 settlement of loans, net
  of allowance for losses                 0             0
Other assets                        403,875       870,001
                               ------------  ------------

              Total assets      205,298,051   203,013,251
                               ============  ============

LIABILITIES
Deposit accounts:
       Noninterest bearing       10,898,484     9,267,458
       Interest bearing         162,134,686   160,801,422
Advances from Federal Home
 Loan Bank                        5,760,185     7,450,000
Accrued expenses and other
 liabilities                      2,032,620     1,469,832
                               ------------  ------------
              Total liabilities 180,825,975   178,988,712


EQUITY
Preferred stock (no par value,
 1,000,000 shares authorized,
  none issued or outstanding)
Common stock (par value $0.01 per
 share; 9,000,000 shares authorized;
  1,223,572 shares issued;
  1,190,372 and 1,212,372
  shares outstanding at September 30,
  2004 and June 30, 2004,
  respectively)                      12,236        12,236
Additional paid-in capital        4,100,848     4,072,947
Unallocated common stock held by
 employee stock ownership plan
  ("ESOP")                         (193,248)     (202,448)
Treasury stock, at cost
 (33,200 and 11,200 shares at
  September 30, 2004 and
   June 30, 2004,
    respectively)                  (914,765)     (198,665)
Retained earnings                21,510,257    21,250,088
Accumulated other
 comprehensive (loss) income        (43,252)     (909,619)
                               ------------  ------------
              Total equity       24,472,076    24,024,539

              Total liabilities
               and equity       205,298,051   203,013,251
                               ============  ============


                     EAGLE BANCORP AND SUBSIDIARY
                   Consolidated Statements of Income
        For the Three Months Ended September 30, 2004 and 2003


                                             Three Months Ended
                                        Sept. 30 (unaudited) Sept. 30
                                       -------------------------------
                                          2004                 2003
                                       ----------           ----------
Interest and Dividend Income:
Interest and fees on loans             1,464,407            1,673,289
Interest on deposits with banks           15,418               18,399
Securities held to maturity               17,665               25,978
Securities available for sale            695,738              560,367
FHLB Stock dividends                      13,965               22,314
                                       ----------           ----------
Total interest and dividend income     2,207,193            2,300,347
                                       ----------           ----------

Interest Expense:
Deposits                                 578,485              776,770
FHLB Advances                             60,299              145,409
                                       ----------           ----------
             Total interest expense      638,784              922,179
                                       ----------           ----------

Net Interest Income                    1,568,409            1,378,168
Loan loss provision                            0                    0
                                       ----------           ----------
Net interest income after loan loss
 provision                             1,568,409            1,378,168
                                       ----------           ----------

Noninterest income:
Net gain on sale of loans                114,465              588,981
Demand deposit service charges           139,183              161,316
Mortgage loan servicing fees              84,423              495,696
Net gain (loss) on sale of available
 for sale securities                        (193)               9,911
Other                                     94,449               91,897
                                       ----------           ----------
          Total noninterest income       432,327            1,347,801
                                       ----------           ----------

Noninterest expense:
Salaries and employee benefits           808,888              720,005
Occupancy expenses                       125,610              120,285
Furniture and equipment depreciation      78,260               61,106
In-house computer expense                 61,866               59,583
Advertising expense                       39,844               45,020
Amortization of mtg servicing fees        95,620              265,135
Federal insurance premiums                 6,219                6,478
Postage                                   25,546               30,845
Legal,accounting, and examination fees    34,700               28,242
Consulting fees                           11,027                7,560
ATM processing                            11,626               13,777
Other                                    200,181              240,731
                                       ----------           ----------
          Total noninterest expense    1,499,387            1,598,767
                                       ----------           ----------

Income before provision for income
 taxes                                   501,349            1,127,202
                                       ----------           ----------

Provision for income taxes               143,642              357,847
                                       ----------           ----------

Net income                               357,707              769,355
                                       ==========           ==========


Basic earnings per common share             0.31                 0.65
                                       ==========           ==========

Diluted earnings per common share           0.30                 0.64
                                       ==========           ==========

Weighted average shares outstanding
 (basic eps)                           1,172,153            1,180,258
                                       ==========           ==========

Weighted average shares outstanding
 (diluted eps)                         1,198,658            1,194,058
                                       ==========           ==========


    CONTACT: Eagle Bancorp
             Larry A. Dreyer, President and Chief Executive Officer
             406-457-4012
             or
             Peter J. Johnson, Senior Vice President and Treasurer
             406-457-4006